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                                                                    EXHIBIT 4.3

                                                                [Execution Copy]



                 AMENDMENT NO. 5 TO VENDOR FINANCING AGREEMENT


                  AMENDMENT NO. 5 TO VENDOR FINANCING AGREEMENT dated as of October 9, 1997, between NEXTEL COMMUNICATIONS, INC. ("NCI"); NEXTEL FINANCE COMPANY (the "Borrower") and the other Restricted Companies listed on the signature pages hereto under the caption "RESTRICTED COMPANIES" (individually, a "Restricted Company" and, collectively, the "Restricted Companies"); MOTOROLA, INC. ("Motorola"); and NTFC Capital Corporation ("NTFC Capital" and, together with Motorola, the "Vendors").

                  NCI, the Restricted Companies and the Vendors are parties to an Amended, Restated and Consolidated Credit Agreement dated as of September 27, 1996 (as modified and supplemented and in effect from time to time, the "Vendor Financing Agreement"), and wish to amend the Vendor Financing Agreement in certain respects. Accordingly, the parties hereto hereby agree as follows:

                  Section 1. Definitions. Except as otherwise defined in this Amendment No. 5 to Vendor Financing Agreement, terms defined in the Vendor Financing Agreement are used herein as defined therein.

                  Section 2. Amendment. Subject to the satisfaction of the condition precedent specified in Section 3 below, but effective as of the date hereof, the Vendor Financing Agreement shall be amended as follows:

                  3.01 References Generally. References in the Vendor Financing Agreement (including references to the Vendor Financing Agreement as amended hereby) to "this Agreement" (and indirect references such as "hereunder", "hereby", "herein" and "hereof") shall be deemed to be references to the Vendor Financing Agreement as amended hereby.

                  3.02 Definitions. A new definition of "Amendment No. 5 Effective Date" shall be inserted into Section 1.01 of the Vendor Financing Agreement, and the definitions of "Contributed Capital" and "Public Note Indentures" in Section 1.01 of the Vendor Financing Agreement shall be amended to read in their entirety as follows:

                  "Amendment No. 5 Effective Date" means the date on which the amendments provided for in Amendment No. 5 hereto shall have become effective.

                  "Contributed Capital" means, as at any time, the net aggregate amount of equity capital received in the form of cash after the Effective Date by the Restricted


                 Amendment No. 5 to Vendor Financing Agreement


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         Companies in respect of shares of common stock to the extent such amount does not exceed the aggregate proceeds of Qualifying Debt or Equity Issuances by NCI after the Effective Date.

                  "Public Note Indentures" means (a) the Indenture dated as of August 15, 1993 between NCI and The Bank of New York, as Trustee, (b) the Indenture dated as of December 22, 1993 between NCI (as successor to Dial Call Communications, Inc.) and The Bank of New York, as Trustee, (c) the Indenture dated as of January 13, 1994 between NCI (as successor to CenCall Communications Corp.) and The Bank of New York, as Trustee, (d) the Indenture dated as of February 15, 1994 between NCI and The Bank of New York, as Trustee and (e) the Indenture dated as of April 24, 1994 between NCI (as successor to Dial Call Communications, Inc.) and The Bank of New York, as Trustee. In addition, effective on the Amendment No. 5 Effective Date, the term "Public Note Indentures" shall include the Indenture dated as of September 17, 1997 between NCI and Harris Trust and Savings Bank, as Trustee.

                  3.03 Intentionally Left Blank. This Section 3.03 has been intentionally left blank.

                  3.04 Indebtedness. Paragraphs (c) and (d) of Section 7.01 of the Vendor Financing Agreement are hereby amended to read in their entirety as follows:

                  "(c) Indebtedness of the Credit Parties existing on the Amendment No. 5 Effective Date and set forth in Schedule 7.01 and,

                                  (i) in the case of the Public Notes,
                  extensions, renewals and refinancings thereof, so long as (x) any such extension, renewal and refinancing does not increase the outstanding stated principal amount of the Public Notes being extended, renewed or refinanced, (y) the maturity date of such extension, renewal or refinancing is later than the maturity date of the Public Notes being extended, renewed or refinanced and (z) the terms and conditions of such extension, renewal or refinancing (other than in respect of interest, which shall not be restricted), are no less favorable to NCI, the Restricted Companies, the Vendors, the Lenders, and the Agents than the terms and conditions of the January 1994 Indenture and the Public Notes issued thereunder;

                                 (ii) in the case of any such Indebtedness of
                  the Restricted Companies, extensions, renewals and refinancings thereof, so long as (w) such extension, renewal and refinancing does not increase the outstanding principal amount of the Indebtedness being extended, renewed or refinanced, (x) the Average Life to Maturity of the Indebtedness so extended, renewed or


                 Amendment No. 5 to Vendor Financing Agreement


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                  refinanced shall not be shorter than the Average Life to
                  Maturity of the Indebtedness being extended, renewed or refinanced, (y) at the time of such extension, renewal or refinancing, and after giving effect thereto, no Default shall have occurred and be continuing and (z) the terms and conditions of such Indebtedness as so extended, renewed or refinanced (other than in respect of interest, which shall not be restricted) are no less favorable to the Restricted Companies, the Vendors, the Lenders and the Agents than the terms and conditions of this Agreement and the other Loan Documents;

                  (d) additional Indebtedness incurred by NCI after the date of Amendment No. 5 hereto (i.e. October 9, 1997), provided that (i) the sum of (x) the aggregate principal amount of any such Indebtedness issued at par plus (y) the net proceeds (after underwriting or placement agent fees or commissions) of any such Indebtedness issued at less than par, shall not exceed $1,000,000,000, (ii) no scheduled payments, prepayments, redemptions or sinking fund or like payments in respect of such Indebtedness shall be required prior to September 30, 2003, (iii) such Indebtedness shall provide that interest payable in respect thereof shall be capitalized prior to the fifth anniversary of the date of incurrence of such Indebtedness (it being understood that, if interest shall be capitalized only through a date within fifteen days prior to such fifth anniversary, such Indebtedness shall nevertheless be deemed to comply with the foregoing requirement) and
         (iv) the terms and conditions of such Indebtedness (other than in respect of interest, which shall not be restricted) are no less favorable to NCI, the Restricted Companies, the Vendors, the Lenders and the Agents than the terms and conditions of the January 1994 Indenture and the Public Notes issued thereunder;"

                  3.05 Restricted Payments. Section 7.05 of the Vendor Financing Agreement shall be amended by (A) deleting the word "and" at the end of subclause (v) of clause (c) thereof, (B) inserting "; and" in lieu of the period at the end of clause (d) thereof and (C) inserting the following new clause (e) at the end thereof to read as follows:

                  "(e) so long as at the time thereof, and after giving effect thereto, no Default shall have occurred and be continuing, the Borrower may make Restricted Payments to NCI to the extent necessary to enable NCI to refinance or repurchase (directly or indirectly) any of the Public Notes (it being understood that the amount of such Restricted Payment may include any redemption or tender premium required to be paid by NCI in connection with such refinancing or repurchase), provided that the aggregate amount of all such Restricted Payments shall not exceed the amount of additional equity capital contributed by NCI to the Borrower in cash after the Amendment No. 5 Effective Date)."



                 Amendment No. 5 to Vendor Financing Agreement


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                  3.06 Schedule 7.01.  Schedule 7.01 of the Vendor Financing
Agreement is hereby amended to read in its entirety as set forth in Schedule
7.01 hereto.

                  Section 3. Conditions Precedent. The amendments set forth in Section 2 hereof, shall become effective, as of the date hereof, upon the execution and delivery of this Amendment No. 5 by NCI, the Restricted Companies and the Required Vendors.

                  Section 4. Miscellaneous. Except as herein provided, the Vendor Financing Agreement shall remain unchanged and in full force and effect. This Amendment No. 5 to Vendor Financing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 5 to Vendor Financing Agreement by signing any such counterpart. This Amendment No. 5 to Vendor Financing Agreement shall be governed by, and construed in accordance with, the law of the State of New York.


                 Amendment No. 5 to Vendor Financing Agreement


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment No. 5 to Vendor Financing Agreement to be duly executed and delivered as of the day and year first above written.

                                   NEXTEL COMMUNICATIONS, INC.

                                      By /s/ THOMAS J. SIDMAN
                                         ----------------------------
                                         Name: THOMAS J. SIDMAN
                                         Title: VICE PRESIDENT

                             RESTRICTED COMPANIES


                                   NEXTEL FINANCE COMPANY (successor to
                                    Fleet Call Corporation),

                                      By  /s/ THOMAS J. SIDMAN
                                         ----------------------------
                                         Name: THOMAS J. SIDMAN
                                         Title: VICE PRESIDENT

                                   ADVANCED MOBILECOMM OF
                                    NORTH CAROLINA, INC.
                                   AIRLINK COMMUNICATIONS, INC.
                                    (successor to TRS, Inc.)
                                   AMERICAN MOBILE SYSTEMS,
                                    INCORPORATED (successor to Saber
                                    Communications, Inc.)
                                   DIAL CALL, INC.
                                   DIAL DISTANCE, INC.
                                   FC NEW YORK, INC. (successor to Metrocom
                                    Trunked Radio Communication Systems, Inc.)
                                   FCI 900, INC.
                                   FLEET CALL OF TEXAS, INC. (successor to
                                    FM Tower Company, Metrolink
                                    Communications Corporation and National
                                    Tower Trunking Systems, Inc.)


                 Amendment No. 5 to Vendor Financing Agreement

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                                NEXTEL COMMUNICATIONS OF THE
                                  MID-ATLANTIC, INC. (successor to Dispatch
                                  Communications of Maryland, Inc., Dispatch
                                  Communications of Minnesota, Inc., Dispatch
                                  Communications of New England, Inc.,
                                  Dispatch Communications of Pennsylvania,Inc.)
                                NEXTEL LICENSE HOLDINGS 1, INC.
                                NEXTEL LICENSE HOLDINGS 2, INC.
                                  (successor to Comqor, Inc.)
                                NEXTEL LICENSE HOLDINGS 3, INC.
                                  (successor to Dial Call Arkansas, Inc.,
                                  Custom Radio/Johnson Communications, Inc.,
                                  Dial Call Florida, Inc., Dial Call
                                  Kentucky, Inc., Dial Call Louisiana, Inc.,
                                  Dial Call Texas, Inc., Dial Call
                                  Virginia, Inc., Dial Call West Virginia, Inc. and U.S. Digital, Inc.)
                                NEXTEL LICENSE HOLDINGS 4, INC.
                                NEXTEL OF TEXAS, INC. (successor to Fort
                                  Worth Communications, Inc.)
                                NEXTEL WEST CORP.
                                  (successor to Airwave Communications Corp.
                                  (Seattle), C-Call Corporation, Dispatch
                                  Communications of Arizona, Inc., ESMR Sub,
                                  Inc., Fleet Call of Utah, Inc., Fleet Call
                                  West, Inc., Mijac Enterprises, Inc., Mobile
                                  Radio of Illinois, Inc., Motorola SF, Inc.,
                                  Nextel Hawaii Acquisition Corp.,
                                  Nextel Utah Acquisition Corp., Nextel
                                  Western Acquisition Corp., OneComm
                                  Corporation, N.A., Powerfone
                                  Holdings, Inc., Powerfone, Inc.,
                                  Smart SMR of Illinois, Inc., Shoreland
                                  Communications, Inc. and Spectrum Resources of the Midwest, Inc.)
                                SAFETY NET, INC.
                                SMART SMR, INC.



                 Amendment No. 5 to Vendor Financing Agreement

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                                SMART SMR OF CALIFORNIA, INC.
                                SMART SMR OF NEW YORK, INC.

                                   By  /s/ THOMAS J. SIDMAN
                                      -----------------------------
                                      Name: THOMAS J. SIDMAN
                                      Title: VICE PRESIDENT

                                 FORT WORTH TRUNKED RADIO
                                   LIMITED PARTNERSHIP

                                 By Nextel of Texas,Inc.,
                                      a General Partner


                                    By   /s/ THOMAS J. SIDMAN
                                      -----------------------------
                                      Name: THOMAS J. SIDMAN
                                      Title: VICE PRESIDENT




                 Amendment No. 5 to Vendor Financing Agreement


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                                        MOTOROLA, INC.


                                           By  /s/ GARY B. TATJE
                                              ------------------------------
                                              Name: GARY B. TATJE
                                              Title: DIRECTOR, WORLDWIDE
                                                     FINANCING

                                        NTFC CAPITAL CORPORATION


                                           By
                                              -------------------------------
                                              Name:
                                              Title:

                  The undersigned, as assignee of certain of the Loans made by Motorola under the above-referenced Vendor Financing Agreement, hereby consents to the execution and delivery of the foregoing Amendment No. 5.

                                        LEHMAN COMMERCIAL PAPER, INC.


                                           By  /s/ MICHELE SWANSON
                                              ------------------------------
                                              Name: MICHELE SWANSON
                                              Title: AUTHORIZED SIGNATORY


                                        LEHMAN SYNDICATED LOANS INC.


                                           By  /s/ DENNIS J. DEE
                                              -------------------------------
                                              Name: DENNIS J. DEE
                                              Title: AUTHORIZED SIGNATORY


                 Amendment No. 5 to Vendor Financing Agreement


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                                 Schedule 7.01

                            [Existing Indebtedness]


No Indebtedness other than (i) Indebtedness evidenced by the Public Notes and
(ii) other Indebtedness not exceeding $5,000,000 outstanding in the aggregate.




                                Schedule 7.01